Exhibit 99

#01U – January 20, 2012	Contact:	Roger Schrum
+843/339-6018
roger.schrum@sonoco.com

Sonoco Releases Preliminary 2011 Base Earnings Results

Company to Change Business Segment Reporting:

Host Quarterly Investor Call on February 9, 2012

Hartsville, S.C. – Sonoco (NYSE: SON) today released preliminary financial results for the fourth quarter and year ended December 31, 2011.

The Company expects fourth quarter 2011 base earnings per diluted share to be $.45 to $.47 and full-year base earnings per diluted share to be $2.28 to $2.30. This compares with the Company’s previously announced guidance of $.59 to $.63 per diluted share in the fourth quarter and $2.41 to $2.46 per diluted share for 2011. The revision was primarily due to lower than expected fourth quarter results from the Company’s Tube and Cores/Paper segment and a higher effective tax rate.

Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, acquisition-related expenses and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business. The financial results provided in this press release are preliminary and subject to completion and review of 2011 financial statements by the Company.

Sonoco said the shortfall primarily occurred in the last six weeks of the fourth quarter as it experienced unanticipated deterioration in demand in its North American and European Tube and Core/Paper operations. On a same-day basis, year-over-year tube and core volume for the quarter declined 7 percent in North America and in Europe. In response to lower orders, Sonoco took down its North American paperboard mill system for approximately 178 machine operating days in the fourth quarter, compared to 54 down days in the same quarter last year. Nearly 60 percent of the mills’ downtime occurred in the last month of the quarter. The Company’s Consumer Packaging segment experienced slightly lower than expected volume in the fourth quarter.

The Company also expects an approximate 39 percent effective tax rate against base earnings in the fourth quarter, compared with previous guidance of approximately 32 percent. The higher than expected effective tax rate is primarily due to a higher percentage of the Company’s income before taxes being generated in higher tax jurisdictions and the unfavorable effect of timing differences on the manufacturing deduction.

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1 North 2nd Street

Hartsville, S.C. 29550 USA

sonoco.com

Sonoco Releases Preliminary 2011 Base Earnings Results – page 2

Sonoco said it is implementing further cost reduction actions in response to changing business conditions. The Company expects to record an after-tax charge of $.10 per diluted share in the fourth quarter, reflecting previously announced and additional restructuring activities.

Despite unfavorable results in the fourth quarter, Sonoco expects 2011 net sales to achieve another record, up approximately 9 percent, and base earnings are expected to be the third highest in the Company’s history. The Company also completed the acquisition of Tegrant Corporation, a leading provider of custom-engineered protective, temperature-assured and retail security packaging, on November 8, 2011, creating a new growth platform as a leading custom-engineered, multi-material protective packaging provider in North America.

Earnings Conference Call

Sonoco will release its fourth quarter and full-year 2011 financial results at 7:30 a.m. Eastern time on Thursday, February 9, 2012. In addition, it will conduct its regular investor conference call on Thursday, February 9, 2012, at 10 a.m. Eastern time, to review its quarterly and full-year financial results. Participants from Sonoco will include Harris E. DeLoach, Jr., chairman and chief executive officer; M. Jack Sanders, president and chief operating officer; Barry L. Saunders, vice president and chief financial officer; and Roger P. Schrum, vice president, investor relations and corporate affairs.

The live investor conference call webcast can be accessed via the Internet at www.sonoco.com, under the Investor Relations tab. Those planning to participate should plan to connect to the live webcast at least 10 minutes prior to the start. Those interested in participating in the live interactive call should contact Sonoco Investor Relations at +843-339-6748 to register. A telephonic replay of the call will be available starting at 2 p.m. Eastern time to U.S. callers at 888-286-8010 and international callers at +617-801-6888. The replay passcode for both U.S. and international calls is 57655552. The archived call will be available through February 19, 2012.

Change in Reportable Segments

While still finalizing its assessment, the Company said it expects to report fourth quarter and full-year 2011 financial results in four reportable segments to coincide with recent internal management and reporting to better reflect its changing business mix and to align with how certain businesses are managed following the recent acquisition of Tegrant. Sonoco’s reportable segments are expected to include Consumer Packaging, Paper and Industrial Converted Products, Packaging Services and Protective Packaging. Prior to this quarter, Sonoco reported financial results in three business segments, Consumer Packaging, Tubes and Cores/Paper, Packaging Services, along with a group of businesses called All Other Sonoco.

The Consumer Packaging segment is expected to include Sonoco’s rigid paper and closures, rigid plastics and flexible packaging businesses. The Paper and Industrial Converted Products segment is expected to include the Company’s global uncoated recycled paperboard mill operations, global tubes and cores, wire and cable reels, recycling and other internal supply businesses, including forest products and adhesives. The Packaging Services segment is expected to include the Company’s primary packaging, retail merchandising displays, fulfillment and supply chain management services. The new Protective Packaging segment is expected to include Sonoco’s existing paperboard-based protective packaging operations along with Tegrant’s expanded foam protective packaging, temperature-assurance and retail security packaging businesses.

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Sonoco Releases Preliminary 2011 Base Earnings Results – page 3

About Sonoco

Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging and packaging supply chain services. With annualized net sales of approximately $5 billion, the Company has more than 19,000 employees working in 340 operations in 34 countries, serving some of the world’s best known brands in some 85 nations. Sonoco is a proud member of the 2011/2012 Dow Jones Sustainability World Index. For more information on the Company, visit our website at www.sonoco.com.

Forward-looking Statements

Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding future sales, earnings, tax benefits, synergies and free cash flows.

These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict and, in many cases, are beyond the control or knowledge of management. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, http://www.sec.gov, the Company’s investor relations department and the Company’s website, www.sonoco.com.

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